EXHIBIT 10ix



                  COMMON STOCK GRANT AGREEMENT


     WHEREAS,________________ (the "Grantee") is a Non-Employee
Director (as defined in the 1997 Equity Plan for Non-Employee
Directors (the "Plan"), of HON INDUSTRIES Inc., an Iowa corporation (the "Company"); and

     WHEREAS, the execution of a Common Stock Grant Agreement in the form hereof and the Common Stock Grant effected hereby have been duly authorized by a resolution of the Board of Directors of the Company duly adopted on February 12, 1997; and

     WHEREAS, the Company has determined that it would be in the best interests of the Company to issue the shares of Common Stock provided herein to the Grantee in consideration of services to be performed for the Company.

     NOW, THEREFORE, in consideration and as additional compensation for services to be performed for the Company and for other good and valuable consideration, on the date hereof the Company issues to Grantee ____ shares of its Common Stock, par value $1.00 per share ("Common Stock"), and agrees to cause certificates for the shares granted hereunder to be delivered to the Grantee, subject to the terms and conditions hereinafter set forth.

     This grant of Common Stock is made pursuant to the Plan, a copy of which is attached hereto. This Agreement is subject to all the terms and conditions of the Plan, which are incorporated herein by reference. Capitalized terms used herein and not defined are used as defined in the Plan.


     EXECUTED at Muscatine, Iowa, this ___ day of _________, 199__.


                                   HON INDUSTRIES Inc.


                                   By_____________________



     The undersigned Grantee hereby acknowledges receipt of an executed original of the Common Stock Grant Agreement and the 1997 Equity Plan for Non-Employee Directors of HON INDUSTRIES
Inc., and accepts the grant made thereunder.


                                   ________________________
                                           Grantee